EXHIBIT 99.1   Servicer's Annual Statement of Compliance

March 30, 2004

Wilmington Trust Company, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890-0001
Attention:  Corporate Trust Administration

JPMorgan Chase Bank, as Indenture Trustee
Institutional Trust Services
4 New York Plaza
New York, NY 10004

Moody's Investors Service, Inc.
ABS Monitoring Department
99 Church Street
New York, New York 10007

Standard & Poor's Ratings Services
a division of The McGraw-Hill Companies, Inc.
55 Water Street, 40th Floor
New York, New York 10041
Attention:  Asset Backed Surveillance Department

Fitch, Inc.
One State Street Plaza
New York, New York 10004

          Re: Whole Auto Loan Trust 2003-1 Servicer's Annual Statement as to Compliance for the period September 1, 2003 to December 31, 2003
               ----------------------------------------------------------------

Dear Addressees:

     Reference is made to the Sale and Servicing Agreement dated as of October 7, 2003 (the "Sale and Servicing Agreement") among Whole Auto Loan Trust 2003-1, as issuer, Bear Stearns Asset Backed Funding II Inc. as depositor and Bear Stearns Asset Receivables Corp., as servicer (the "Servicer"). The Servicer hereby certifies to Wilmington Trust Bank as owner trustee, JPMorgan Chase Bank as indenture trustee, and each of Moody's Investors Service, Standard and Poor's and Fitch as rating agency that:

     1. the undersigned authorized officer of the Servicer has reviewed the activities and performance of the Servicer from the period beginning September 1, 2003 and ending December 31, 2003 which performance of same has been pursuant to the terms of the Sale and Servicing Agreement for the prior calendar year; and



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     2. to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Sale and Servicing Agreement from the period beginning September 1, 2003 and ending December 31, 2003.

Date:  March 30, 2004



                                  Bear Stearns Asset Receivables Corp., as
                                  Servicer

                                  By:  /s/ Brant Brooks
                                      -------------------------------
                                  Name:   Brant Brooks
                                  Title:  Senior Vice President



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